UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2010 (December 9, 2010)

NETWORK ENGINES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30863	04-3064173
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation		Identification No.)

25 Dan Road, Canton, MA	02021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 332-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2010, the Compensation Committee of the Board of Directors of Network Engines, Inc. (“Network Engines” or the “Company”) approved grants of stock options to the following executive officers under its 2009 Incentive Plan to purchase the number of shares of common stock of Network Engines set forth opposite their respective names below.  Each option has an exercise price equal to $1.57 per share, which is equal to the closing price of the common stock of Network Engines on the NASDAQ Global Market on the date of grant.  Each option grant was evidenced by an option agreement substantially in the form of the Form of Incentive Stock Option Agreement or the Form of Non-statutory Stock Option Agreement, which were filed as Exhibit 10.35 and Exhibit 10.36, respectively, to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and are incorporated by reference herein, except that the vesting of the options shall be as follows: The options vest as to 6.25% of the shares underlying each option grant at the end of each successive full three-month period following the grant date until the fourth anniversary of the grant date.

Executive	Number of Shares Underlying Stock Option Grant
Gregory A. Shortell, Chief Executive Officer	100,000
Douglas G. Bryant, Chief Financial Officer, Treasurer and Secretary	50,000
Charles N. Cone, III, Senior Vice President of Sales and Marketing	50,000
Richard P. Graber, Senior Vice President of Engineering and Operations	50,000

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK ENGINES, INC.

Date: December 13, 2010	By:	/s/ Douglas G. Bryant
Douglas G. Bryant
Chief Financial Officer, Treasurer and Secretary